Exhibit 99.1

SPAR Group Announces Financial Results for the Third Quarter 2015

WHITE PLAINS, N.Y., November 16, 2015 (GLOBE NEWSWIRE) -- SPAR Group, Inc. (Nasdaq:SGRP), a leading supplier of retail merchandising and other marketing services throughout the United States and internationally, today announced its financial results for the third quarter ended September 30, 2015.

Highlights for the three and nine month periods ended September 30, 2015 as compared to the same periods in the prior year include:

●	Third Quarter 2015 revenue decreased nine percent to $28.3 million. Adjusting for the impact of foreign currency translation, 3Q15 revenue increased one percent.

●

Third Quarter 2015 net loss attributable to SPAR Group, Inc. was $92,000, or $0.00 per share, compared to 3Q14 net income of $383,000, or $0.02 per share. Included in the Q315 net loss was a one-time bad debt reserve charge (net of minority interest) of $128,000.

●

Revenue for the nine months ended September 30, 2015 decreased three percent to $87 million. Adjusting for the impact of foreign currency translation, revenue for the nine months ended September 30, 2015 increased four percent.

●

Net loss attributable to SPAR Group, Inc. for the nine months ended September 30, 2015 was ($137,000), or ($0.01) per share, compared to net income of $590,000, or $0.03 per share for the nine months ended September 30, 2014. Exclusive of the one-time adjustment in China, the Company would have posted an income for the nine month period of $35,000.

Financial Results by Geography (in 000's)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
Revenue:	2015	2014	Change	2015	2014	Change
International	$17,563	19,343	-9%	$54,219	$54,704	-1%
Domestic	10,706	11,666	-8%	32,783	35,265	-7%
Total	$28,269	31,009	-9%	$87,002	$89,969	-3%

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Income:	2015	2014	2015	2014
International	$(131)	$(7)	$(372)	$91
Domestic	39	390	235	499
Total	$(92)	$383	$(137)	$590

Earnings Per Basic and Diluted share:
	$0.00	$0.02	$(0.01)	$0.03

“The relative strength of the dollar continues to make comparisons difficult for our international business units and has masked incremental contribution from acquisitive growth in China, strong performance in South Africa, and mixed performance in other international geographies. As expected, the rollout of our strategic initiatives is delivering positive results in certain geographies and business units, but that was offset by underperformance in areas where we have yet to implement change,” commented Chief Executive Officer, Jill Blanchard. “We expect near-term revenue trends will continue to be mixed as we move into the Company's seasonally strongest period of the year, which should result in a profitable fourth quarter and year. Longer term, we remain confident that we have the blueprint for success in place that will provide more consistent results as strategic initiatives are rolled out across our entire global footprint.”

Margin Profile by Geography

Gross Margin:

	Three Months Ended September 30,		Basis Point	Nine Months Ended September 30,		Basis Point
	2015	2014	Change	2015	2014	Change
International	19.7%	18.3%	149	19.7%	19.1%	57
Domestic	30.3%	32.4%	(203)	30.9%	30.6%	32
Total	23.8%	23.6%	19	23.9%	23.6%	30

Operating Expenses as a % of Sales:

	Three Months Ended September 30,		Basis Point	Nine Months Ended September 30,		Basis Point
	2015	2014	Change	2015	2014	Change
International	18.8%	18.3%	49	18.2%	18.0%	22
Domestic	29.7%	27.6%	216	30.0%	28.2%	179
Total	23.0%	21.8%	114	22.6%	22.0%	66

International gross profit margin for the three months ended September 30, 2015, was 19.7% compared to 18.3% for the same period last year. The gross margin change over last year was primarily due to a mix of lower cost business in South Africa and China, partially offset by a mix of higher cost business in Mexico, Australia and Canada.

Domestic gross profit margin for the three months ended September 30, 2015, was 30.3% compared to 32.4% for the same period in 2014. The decrease in gross profit margin was due primarily to an unfavorable mix of project work compared to the same period last year. The Company's domestic gross profit margin was slightly favorable to last year for the nine month period ended September 30, 2015.

While actual operating expenses for the third quarter of 2015 decreased four percent compared to the same period in 2014, (with 7% decrease in international and 1% decrease in domestic business segment expenses), the Company did experience an increase in operating expense margin of 1.2 percentage points.

Balance Sheet as of September 30, 2015

As of September 30, 2015, cash and cash equivalents totaled $6.2 million. Working capital was $14.3 million and current ratio was 2.0 to 1. Total current assets and total assets were $28.5 million and $41.6 million, respectively. Total current liabilities and total liabilities were $14.2 million and $19.4 million respectively, total equity was $22.2 million as of September 30, 2015.

Following the issuance of this release, the Company will provide recorded comments that can be accessed on the SPAR Group website under the "Investor Relations" section. http://investors.sparinc.com/releases.cfm

About SPAR Group

SPAR Group, Inc. is a diversified international merchandising and marketing services Company and provides a broad array of services worldwide to help companies improve their sales, operating efficiency and profits at retail locations. The Company provides merchandising and other marketing services to manufacturers, distributors and retailers worldwide, primarily in mass merchandiser, office supply, value, grocery, drug, independent, convenience, toy, home improvement and electronics stores, as well as providing furniture and other product assembly services, audit services, in-store events, technology services and marketing research. The Company has supplied these project and product services in the United States since certain of its predecessors were formed in 1979 and internationally since the Company acquired its first international subsidiary in Japan in May of 2001. Product services include restocking and adding new products, removing spoiled or outdated products, resetting categories "on the shelf" in accordance with client or store schematics, confirming and replacing shelf tags, setting new sale or promotional product displays and advertising, replenishing kiosks, providing in-store event staffing and providing assembly services in stores, homes and offices. Audit services include price audits, point of sale audits, out of stock audits, intercept surveys and planogram audits. Other merchandising services include whole store or departmental product sets or resets (including new store openings), new product launches, in-store demonstrations, special seasonal or promotional merchandising, focused product support and product recalls. The Company currently does business in 9 countries that encompass approximately 50% of the total world population through its operations in the United States, Canada, Japan, South Africa, India, China, Australia, Mexico and Turkey. For more information, please visit the SPAR Group's website at http://www.sparinc.com.

Forward-Looking Statements

This Press Release contains and the above referenced recorded comments will contain "forward-looking statements" made by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company") and will be filed shortly by SGRP with the Securities and Exchange Commission (the "SEC") in a Current Report on Form 8-K. by SPAR Group, Inc. ("SGRP", and together with its subsidiaries, the "SPAR Group" or the "Company"). There also are "forward looking statements" contained in SGRP's Annual Report on Form 10-K for its fiscal year ended December 31, 2014 (as filed, the "Annual Report"), as filed with the SEC on April 15, 2015, in SGRP's definitive Proxy Statement respecting its Annual Meeting of Stockholders held on May 12, 2015 (as filed, the "Proxy Statement"), which SGRP filed with the SEC on April 20, 2015, in SGRP's Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 (the "Quarterly Report"), was filed on November 16, 2015, by SGRP with the SEC, and SGRP's Current Reports on Form 8-K and other reports and statements as and when filed with the SEC (including the Current Report that containing this Press Release, the Quarterly Report, the Annual Report and the Proxy Statement, each a "SEC Report"). "Forward-looking statements" are defined in Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other applicable federal and state securities laws, rules and regulations, as amended (together with the Securities Act and Exchange Act, collectively, "Securities Laws").

The forward-looking statements made by the Company in this Press Release and the above referenced recorded comments include (without limitation) any expectations, guidance or other information respecting the pursuit or achievement of the Company's five corporate objectives (growth, customer value, employee development, productivity & efficiency, and earnings per share), building upon the Company's strong foundation, leveraging compatible global opportunities, improving on the value we already deliver to customers, our growing client base, continuing balance sheet strength, customer contract expansion, growing revenues and becoming profitable through organic growth and acquisitions, attracting new business that will increase SPAR Group's revenues, improving product mix, continuing to maintain or reduce costs and consummating any transactions. The Company's forward-looking statements also include, in particular and without limitation, those made in the "Management's Discussion and Analysis of Financial Condition, Results of Operations, Liquidity and Capital Resources" in the Quarterly Report, and those made in "Business", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report. You can identify forward-looking statements in such information by the Company's use of terms such as "may", "will", "expect", "intend", "believe", "estimate", "anticipate", "continue" or similar words or variations or negatives of those words.

You should carefully consider (and not place undue reliance on) the Company's forward-looking statements, risk factors and the other risks, cautions and information made, contained or noted in or incorporated by reference into this Press Release, the above referenced recorded comments, the Quarterly Report, the Annual Report, the Proxy Statement and the other applicable SEC Reports that could cause the Company's actual performance or condition (including its assets, business, capital, cash flow, credit, expenses, financial condition, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, sales, strategies, taxation or other achievement, results, risks, trends or condition to differ materially from the performance or condition planned, intended, expected, estimated or otherwise expected by the Company (collectively, "expectations") and described in the information in the Company's forward-looking and other statements, whether express or implied. Although the Company believes them to be reasonable, those expectations involve known and unknown risks, uncertainties and other unpredictable factors (many of which are beyond the Company's control) that could cause those expectations to fail to occur or be realized or such actual performance or condition to be materially and adversely different from the Company's expectations. In addition, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its expectations will be achieved in whole or in part, that the Company has identified all potential risks, or that the Company can successfully avoid or mitigate such risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Company's Common Stock.

You should carefully review the risk factors described in the Annual Report (See Item 1A – Risk Factors) and any other risks, cautions or information made, contained or noted in or incorporated by reference into this Press Release, the above referenced recorded comments, the Annual Report, the Proxy Statement or other applicable SEC Report. All forward-looking and other statements or information attributable to the Company or persons acting on its behalf are expressly subject to and qualified by all such risk factors and other risks, cautions and information.

The Company does not intend or promise, and the Company expressly disclaims any obligation, to publicly update or revise any forward-looking statements, risk factors or other risks, cautions or information (in whole or in part), whether as a result of new information, risks or uncertainties, future events or recognition or otherwise, except as and to the extent required by applicable law.

Company Contact:

James R. Segreto
Chief Financial Officer
SPAR Group, Inc.
(914) 332-4100

Investor Contact:

Matthew W. Selinger
Three Part Advisors
(817) 310-8776
mselinger@threepa.com

SPAR Group, Inc. and Subsidiaries

Consolidated Statements of Income (Loss) and Comprehensive (Loss) Income

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net revenues	$28,269	$31,009	$87,002	$89,969
Cost of revenues	21,555	23,703	66,206	68,733
Gross profit	6,714	7,306	20,796	21,236

Selling, general and administrative expenses	6,014	6,329	18,289	18,522
Depreciation and amortization	471	430	1,414	1,260
Operating income	229	547	1,093	1,454

Interest expense	47	44	187	128
Other income, net	(8)	(89)	(68)	(202)
Income before income tax expense	190	592	974	1,528

Income tax expense	83	21	435	373
Net income	107	571	539	1,155
Net income attributable to non-controlling interest	(199)	(188)	(676)	(565)
Net (loss) income attributable to SPAR Group, Inc.	$(92)	$383	$(137)	$590
Basic and diluted income per common share:	$-	$0.02	$(0.01)	$0.03

Weighted average common shares – basic	20,556	20,584	20,562	20,585

Weighted average common shares – diluted	20,556	21,525	20,562	21,687

Net income	$107	$571	$539	$1,155
Other comprehensive (loss) income:
Foreign currency translation adjustments	(663)	(423)	(1,413)	(378)
Comprehensive (loss) income	(556)	148	(874)	777
Comprehensive (loss) attributable to non-controlling interest	(199)	(188)	(676)	(565)
Comprehensive (loss) income attributable to SPAR Group, Inc.	$(755)	$(40)	$(1,550)	$212

SPAR Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30, 2015	December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$6,210	$4,382
Accounts receivable, net	21,306	26,245
Deferred income taxes	416	464
Prepaid expenses and other current assets	605	868
Total current assets	28,537	31,959
Property and equipment, net	2,450	2,175
Goodwill	1,800	1,800
Intangible assets, net	2,693	3,149
Deferred income taxes	5,579	5,134
Other assets	522	353
Total assets	$41,581	$44,570
Liabilities and equity
Current liabilities:
Accounts payable	$3,608	$4,011
Accrued expenses and other current liabilities	6,474	8,149
Accrued expenses due to affiliates	705	487
Deferred income taxes	1,822	1,540
Customer deposits	721	659
Lines of credit	884	658
Total current liabilities	14,214	15,504
Long-term debt and other liabilities	5,138	5,855
Total liabilities	19,352	21,359
Commitments and Contingencies – See Note 9
Equity:
SPAR Group, Inc. equity
Preferred stock, $.01 par value:
Authorized and available shares– 2,445,598
Issued and outstanding shares–
None – September 30, 2015 and December 31, 2014	–	–
Common stock, $.01 par value:
Authorized shares – 47,000,000
Issued shares – 20,680,717 – September 30, 2015 and December 31, 2014	207	207
Outstanding shares – 20,540,922 – September 30, 2015 and 20,559,054 – December 31, 2014	–	–
Treasury stock, at cost 139,795 shares – September 30, 2015 and 121,663 shares – December 31, 2014	(198)	(183)
Additional paid-in capital	15,755	15,519
Accumulated other comprehensive loss	(2,969)	(1,556)
Retained earnings	4,633	4,770
Total SPAR Group, Inc. equity	17,428	18,757
Non-controlling interest	4,801	4,454
Total equity	22,229	23,211
Total liabilities and equity	$41,581	$44,570